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                                                                 Exhibit 4.1

                              CERTIFICATE OF TRUST
                                       OF
                             LODGIAN CAPITAL TRUST I

         THIS CERTIFICATE OF TRUST of Lodgian Capital Trust I (the "Trust"), dated as of May 15, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ((S)) 3801 et seq.).

         1. Name. The name of the business trust being formed hereby is "Lodgian Capital Trust I".

         2. Delaware Trustee. The name and business address of the trustee of the Trust with the principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                                   WILMINGTON TRUST COMPANY,
                                        not in its individual capacity but
                                        solely as Trustee

                                      By: /s/ W. Chris Sponenberg
                                         --------------------------------------
                                      Name:    W. Chris Sponenberg
                                      Title:   Senior Financial Services Officer


                                      /s/ David Buddemeyer
                                      -----------------------------------------
                                      David Buddemeyer, not in his individual
                                      capacity but solely as Regular Trustee


                                      /s/ Phillip R. Hale
                                      -----------------------------------------
                                      Phillip R. Hale, not in his individual
                                      capacity but solely as Regular Trustee



                                      /s/ Charles M. Diaz
                                      -----------------------------------------
                                      Charles M. Diaz, not in his individual
                                      capacity but solely as Regular Trustee